EXPLANATION TO #1

     -     CLAIMANT:
           ---------

TATUM DEVELOPMENT CORP.
A MISSISSIPPI CORPORATION
11 PARKWAY BLVD.
HATTIESBURG MS  39401-8893

NATURE OF BUSINESS:  FAMILY INVESTMENT AND LAND DEVELOPMENT COMPANY

     -     SUBSIDIARY:
           -----------

WILLMUT GAS & OIL COMPANY
A MISSISSIPPI CORPORATION
PO BOX 1649
HATTIESBURG MS  39403-1649

NATURE OF BUSINESS:  REGULATED DOMESTIC GAS DISTRIBUTION UTILITY COMPANY

     -     SUBSIDIARY:
           -----------

INDUSTRIAL WELDING SUPPLIES OF HATTIESBURG, INC.
A MISSISSIPPI CORPORATION
PO BOX 1978
HATTIESBURG MS  39403-1978

NATURE OF BUSINESS: SUPPLIER OF INDUSTRIAL GAS AND WELDING SUPPLIES AT RETAIL LEVEL

     -     SUBSIDIARY:
           -----------

MISSISSIPPI TANK AND MANUFACTURING COMPANY
A MISSISSIPPI CORPORATION
PO BOX 1391
HATTIESBURG MS  39403-1391

NATURE OF BUSINESS:  STEEL FABRICATOR

     -     SUBSIDIARY:
           -----------

THE MERCHANTS COMPANY
A MISSISSIPPI CORPORATION
PO BOX 1351
HATTIESBURG MS  39403-1351

NATURE OF BUSINESS:  WHOLESALE GROCERY COMPANY


     -     SUBSIDIARY:
           -----------

TIMBERTON REALTY CORPORATION
A MISSISSIPPI CORPORATION
11 PARKWAY BLVD.
HATTIESBURG MS  39401-8893

NATURE OF BUSINESS:  REAL ESTATE